UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue Northwest, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Security Federal Corporation (“Company”) was held on May 8, 2025 in a virtual format.

(b)
There was a total of 3,186,093 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,437,383 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:

	FOR No. of votes	WITHHELD No. of votes	BROKER NON-VOTES No. of votes

Thomas L. Moore	2,252,317	185,066	497,829
J. Chris Verenes	2,275,257	162,126	497,829
Richard T. Harmon	2,280,257	157,126	497,829
Frampton W. Toole, III	2,281,457	155,926	497,829

Based on the votes set forth above, Messrs. Moore, Verenes, Harmon and Toole were duly elected to each serve as directors of the Company for a three-year term expiring at the annual meeting of shareholders in 2028, each to serve until their respective successors have been duly elected and qualified.

The terms of Directors  Robert E. Alexander, William Clyburn, Frank M. Thomas, Jr., Jessica T. Cummins, Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non-Votes
2,250,074	92%	160,399	7%	26,910	1%	497,829

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: May 12, 2025	By:	/s/ J. Chris Verenes
J. Chris Verenes
Chief Executive Officer